State of California
Secretary of State

I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

That the attached transcript of 12 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JUL 0 6 2005

BRUCE McPHERSON
Secretary of State

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

JUL 0 1 2005

AGREEMENT OF MERGER
OF MERCURY ACQUISITION CORPORATION,
A CALIFORNIA CORPORATION
AND
DYNAMICS TECHNOLOGY, INC.,
A CALIFORNIA CORPORATION

This Agreement of Merger (the "**Agreement**"), is made and entered into as of July 1, 2005 by and between Dynamics Technology, Inc., a California corporation (the "**Target**"), and Mercury Acquisition Corporation, a California corporation ("**Merger Sub**" and, together with Target, the "**Constituent Corporations**") and a wholly owned subsidiary of Applied Signal Technology, Inc., a California corporation ("**Acquiror**").

RECITALS

A. Acquiror, Target, Merger Sub and Thomas B. Liesy, as Shareholders' Agent have entered into that certain Agreement and Plan of Merger dated May 23, 2005 (the "**Merger Agreement**"), providing, among other things, for the execution and filing of this Agreement of Merger and the merger of Merger Sub with and into Target upon the terms set forth in the Merger Agreement and this Agreement (the "**Merger**").

B. All of the shares of common stock of Target ("**Target Common Stock**"), outstanding immediately prior to the Effective Time (as defined in Section 2.1(c) below) will convert into the right to receive Merger Consideration (as defined in Section 4.1(a) below) as set forth in Section 4.2(a) hereof.

C. The respective boards of directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into Target and have approved the Merger Agreement, this Agreement and the Merger.

D. The Merger Agreement, this Agreement and the Merger have been approved by the shareholders of Target and by the sole shareholder of Merger Sub.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, each of the Constituent Corporations hereby agrees that Merger Sub shall be merged with and into Target in accordance with this Agreement and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

ARTICLE 1

THE CONSTITUENT CORPORATIONS

1.1 Organization of Target.

(a) **Incorporation.** Target is a California corporation duly incorporated and existing under the laws of the State of California.

(b) **Authorized Stock.** Target is authorized to issue an aggregate of 1,000,000 shares of Common Stock, and 200,000 shares of Preferred Stock of which 200,000 shares are designated Series A Convertible Preferred Stock. As used herein, the term **"Target Capital Stock"** shall mean Target Common Stock and Target Preferred Stock.

(c) **Outstanding Stock.** As of the record date for purposes of voting on the Merger, 251,094 shares of Target Common Stock were issued and outstanding, and 153,849 shares of Series A Convertible Preferred Stock were issued and outstanding.

1.2 Organization of Merger Sub.

(a) **Incorporation.** Merger Sub is a California corporation duly incorporated and existing under the laws of the State of California.

(b) **Authorized Stock.** Merger Sub is authorized to issue an aggregate of 1,500 shares of Common Stock, no par value.

(c) **Outstanding Stock.** On the date hereof, an aggregate of 1,500 shares of common stock of Merger Sub are issued and outstanding.

ARTICLE 2

THE MERGER

2.1 Merger of Merger Sub With and Into Target

(a) **Agreement to Acquire Target.** Subject to the terms of this Agreement, Target shall be acquired by Acquiror through a merger of Merger Sub (a wholly-owned subsidiary of Acquiror) with and into Target (the "Merger").

(b) **Filing.** This Agreement, together with the officers' certificates of each of the Constituent Corporations required by California Law (the **"Officers' Certificates"**), shall be filed with the Secretary of State of the State of California at the time specified in the Merger Agreement.

(c) **Effective Time of the Merger.** The Merger shall become effective on such date (the **"Effective Time"**) as this Agreement and Officers' Certificates of each Constituent Corporation are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (**"California Law"**).

2.2 **Surviving Corporation.** At the Effective Time of the Merger, Merger Sub shall be merged with and into Target and the separate corporate existence of Merger Sub shall cease. Target shall be the Surviving Corporation in the Merger.

2.3 **Effect of the Merger.** The Merger shall have the effects set forth in Section 1107 of the California Law.

ARTICLE 3

ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

3.1 Amendment of Target's Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit A hereto. The bylaws of the Surviving Corporation immediately prior to the Effective Time shall continue to be the bylaws of the Surviving Corporation after the Effective Time until such time as amended in accordance with the bylaws and articles of incorporation.

ARTICLE 4

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

4.1 Merger Consideration.

(a) **Purchase Price.** Subject to the amounts to be deposited into escrow for the indemnification obligations of Company Shareholders pursuant to Section 4.3 below, the aggregate consideration (the "**Merger Consideration**") to be provided by Acquiror in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock shall consist of (i) $30,000,000 in cash plus (ii) any cash received by Target from March 21, 2005 through the Effective Time from the exercise of outstanding options to purchase Target Capital Stock and that is still held by Target at Closing in a separate bank account.

(b) **Net Working Capital Adjustment.** The Merger Consideration shall be reduced to the extent that the net working capital of Target as of the Effective Time is less than $2.5 million or the balance of cash owned by Target is less than $800,000. The net working capital, at and as of the Effective Time, shall be determined by the value of the current assets, minus the current liabilities as set forth on the audited balance sheet of Target as of the fiscal year ending July 1, 2005.

(c) **Full Satisfaction.** The Merger Consideration delivered upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock.

4.2 Conversion of Shares.

(a) **Target Common Stock.** Other than Dissenting Shares (as defined in Section 4.4 below), each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged, upon surrender of the certificate representing such

share of Target Common Stock, into the right to receive an amount in cash determined by dividing (A) the aggregate Merger Consideration by (B) the aggregate number of shares of Target Capital Stock outstanding immediately prior to the Effective Time, such amount to be rounded down to the nearest whole cent.

(b) **Target Stock Options and Warrants.** At the Effective Time, all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan and all other options then outstanding and all warrants to purchase Target Capital Stock then outstanding at the Effective Time shall be terminated and cancelled.

(c) **Capital Stock of Merger Sub.** At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(d) **Shareholder Loans.** In the event that any Target Shareholder has outstanding loans from Target as of the Effective Time that are secured against shares of Target Capital Stock held by such Target Shareholder (a "Stock Loan"), the Merger Consideration payable to such Target Shareholder shall be reduced by an amount equal to the sum of the outstanding principal plus accrued interest of such Target Shareholder's Stock Loans as of the Effective Time. Such Stock Loans shall be satisfied as to the amount by which the Merger Consideration is reduced. To the extent the Merger Consideration payable to such Target Shareholder is so reduced, such amount shall be treated for all purposes under the Merger Agreement as having been paid to such Target Shareholder.

(e) **Withholding Taxes.** Target, and on its behalf Acquiror and the Surviving Corporation, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Capital Stock such amounts as may be required to be deducted or withheld therefrom under any provision of federal, local or foreign tax law or under any applicable legal requirement. Target will cause any such amounts so withheld promptly to be remitted to the applicable tax or other authority. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

4.3 **Escrow.** As soon as practicable after the Effective Time Acquiror shall cause to be deposited with Wells Fargo Bank, N.A. as escrow agent a portion of the Merger Consideration representing 10% of the aggregate Merger Consideration. Such funds shall be beneficially owned by the Target Shareholders and such funds shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in the Merger Agreement.

4.4 **Dissenting Shares.**

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock or Target Preferred Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal (**"Dissenting Shares"**), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Target shall give Acquiror prompt notice of any demand received by Target to require Target to purchase shares of Target Capital Stock, and Acquiror shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Target agrees that, except with the prior written consent of Acquiror, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand.

(b) Each holder of Dissenting Shares (**"Dissenting Shareholder"**) who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Target Capital Stock, shall receive payment therefore (but only after the value therefore shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Target Capital Stock, the portion of the Merger Consideration to which such shareholder would otherwise be entitled under this Section 4.4 less the portion of the Merger Consideration allocable to such shareholder that has been deposited in the Escrow Fund in respect of such shares of Target Capital Stock.

4.5 **Exchange Procedures.**

(a) **Acquiror to Provide Cash.** Promptly after the Effective Time, Acquiror shall supply or cause to be supplied to Mellon Investor Services as exchange agent (the **"Exchange Agent"**) cash in an amount sufficient to permit payment of the aggregate Merger Consideration pursuant to Section 4.1 above, less the amount of cash to be deposited into an escrow fund pursuant to the requirements of Section 4.3 (the **"Exchange Fund"**).

(b) **Mechanics of Exchange.** Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the **"Certificates"**) that immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive a portion of the Merger Consideration pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify); (ii) such other customary documents as may be required pursuant to such instructions; and (iii) instructions for use in effecting the surrender of the Certificates in exchange for its respective portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal and other documents, duly completed and validly

executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefore cash (without interest) representing such holder's respective portion of the Merger Consideration, less the portion of such Merger Consideration to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 7.3 hereof, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the right to receive that amount of cash equal to the Merger Consideration into which such shares of Target Capital Stock shall have been so converted.

(c) **Transfers of Ownership.** At the Effective Time, the stock transfer books of Target shall be closed, and there shall be no further registration of transfers of Target Common Stock or Target Preferred Stock thereafter on the records of Target.

(d) **Termination of Exchange Fund.** Any portion of the Exchange Fund which remains undistributed to the shareholders of Target one year after the Effective Time shall be delivered to Acquiror, upon demand, and any shareholders of Target who have not previously submitted their Certificates for exchange shall thereafter look only to Acquiror for payment of their claim for Merger Consideration.

(e) **No Liability.** Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) **No Further Ownership Rights in Target Capital Stock.** The Merger Consideration delivered upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 4.5.

(g) **Lost, Stolen or Destroyed Certificates.** In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 4.1; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

4.6 Taking of Necessary Actions; Further Action. Each of Acquiror, Merger Sub and Target will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time

after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE 5

TERMINATION

5.1 **Termination by Mutual Agreement**. Notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of the Constituent Corporations.

5.2 **Termination of Agreement**. Notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement shall terminate forthwith if the Merger Agreement is terminated at any time prior to the Effective Time as provided therein.

5.3 **Effects of Termination**. In the event of the termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of either Target or Merger Sub or their respective officers or directors, except as otherwise provided in the Merger Agreement.

ARTICLE 6

GENERAL PROVISIONS

6.1 **Amendment**. This Agreement may be amended by the parties hereto any time prior to the Effective Time, before or after approval hereof by the shareholders of Target, but after such approval, no amendment shall be made that by law requires the further approval of such shareholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.2 **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

6.3 **Governing Law**. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

DYNAMICS TECHNOLOGY, INC.

By: William B. Van Vleet
Name: William Van Vleet, III
Title: President

By: Thomas V. B. Leeing
Name:
Title: Secretary

MERCURY ACQUISITION CORPORATION

By: ______________
Name: Gary L. Yancey
Title: President

By: ______________
Name: Dan Scribner
Title: Secretary

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

DYNAMICS TECHNOLOGY, INC.

By:____________________________
Name: William Van Vleet, III
Title: President

By:____________________________
Name: Thomas B. Liesy
Title: Secretary

MERCURY ACQUISITION CORPORATION

By: /s/ Gary L. Yancey
Name: Gary L. Yancey
Title: President

By: /s/ Bani M. Scribner, Jr.
Name: Bani M. Scribner, Jr.
Title: Secretary

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DYNAMICS TECHNOLOGY, INC.

ARTICLE I

The name of the corporation is: Dynamics Technology, Inc.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The corporation is authorized to issue only one class of shares which shall be designated "Common Stock," no par value per share. The total number of shares which the corporation is authorized to issue is one thousand five hundred (1,500).

ARTICLE IV

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Sections 204 and 317 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

(c) Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

OFFICERS' CERTIFICATE

OF

DYNAMICS TECHNOLOGY, INC.

William Van Vleet III and Thomas B. Liesy do hereby certify that:

1. They are the duly elected, acting and qualified President and Secretary, respectively, of DYNAMICS TECHNOLOGY, INC., a corporation duly organized and existing under the laws of the State of California (the "Corporation").

2. The total number of outstanding shares entitled to vote on the principal terms of the Agreement of Merger in the form attached hereto was 25[illegible],094 shares of the common stock of the Corporation, and 153,849 shares of the preferred stock of the Corporation.

3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the California General Corporation Law.

4. The principal terms of the Agreement of Merger in the form attached were duly approved by the required vote of the shareholders of the Corporation. The total number of outstanding shares of each class voting in favor of the Agreement of Merger equaled or exceeded the vote required. The percentage vote required was a majority of the shares of common stock of the Corporation outstanding as of the record date for determining the shareholders of the Corporation entitled to vote on such matter (the "Record Date"), voting as a single class, and a majority of the shares of preferred stock of the Corporation outstanding as of the Record Date, voting as a single class.

5. The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true of each of their own knowledge.

Executed in Torrance, California, on June 30, 2005.

[signature]
Name: William Van Vleet III
Title: President and Chief Executive Officer

By: [signature]
Name: Thomas B. Liesy
Title: Secretary

PALI 4031 7.2
330814.4

OFFICERS' CERTIFICATE

OF

MERCURY ACQUISITION CORPORATION

Gary L. Yancey and Bani M. Scribner, Jr. do hereby certify that:

1. They are the duly elected, acting and qualified President and Secretary, respectively of **MERCURY ACQUISITION CORPORATION**, a corporation duly organized and existing under the laws of the State of California ("Merger Sub") and a wholly-owned subsidiary of Applied Signal Technology, Inc., a California corporation ("Acquiror").

2. There is only one authorized class of stock of Merger Sub, consisting of 1,500 shares of common stock ("Common Stock"), no par value, and the total number of issued and outstanding shares of Common Stock is 1,500 shares.

3. The Agreement of Merger in the form attached was entitled to be and was approved by the board of directors of Merger Sub in accordance with the California General Corporation Law.

4. The principal terms of the Agreement of Merger in the form attached were duly approved by the sole shareholder of Merger Sub, holding 100% of the interests of Merger Sub, which vote exceeded the vote required.

5. No vote of the shareholders of Applied Signal Technology, Inc., a California corporation and the sole shareholder of Merger Sub, was required to approve the Merger Agreement or the Merger, and no equity securities of a parent of a constituent corporation are to be issued in the merger.

The undersigned declare under penalty of perjury that the statements contained in the foregoing Certificate are true of each of their own knowledge.

Executed in Sunnyvale, California, on July 1, 2005.

By: [signature]
Name: Gary L. Yancey
Title: President

OFFICE OF THE SECRETARY OF STATE

By: [signature]
Name: Bani M. Scribner, Jr.
Title: Secretary